                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Lukens Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Lukens Inc.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

LUKENS
- --------------------------------------------------------------------------------
NOTICE OF
ANNUAL
MEETING                  March 27, 1995
AND PROXY
STATEMENT                TO OUR STOCKHOLDERS:

                         It is a pleasure for me to invite you to our Annual Meeting of Stockholders, which will be held on Wednesday, April 26, 1995, starting at 1:30 P.M. in the Company's Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania.

                         The following pages of this Notice of Annual Meeting and Proxy Statement describe the matters which will be discussed and acted upon at the meeting. In addition, a current report on the Company's business and activities will be presented.

                         I hope you will attend; however, whether or not you do plan to attend, it is important that your shares, regardless of the number, be represented. Accordingly, I urge you to complete, sign, date and return your Proxy in the envelope enclosed for your convenience.

                         Sincerely yours,

                         /s/ R. W. Van Sant

                         R. W. VAN SANT
                         Chairman, President and
                         Chief Executive Officer

NOTICE OF
ANNUAL MEETING

                                                                  March 27, 1995

TO THE STOCKHOLDERS OF
LUKENS INC.:

 This is to notify you that the Annual Meeting of Stockholders of Lukens Inc. will be held at 1:30 P.M. on Wednesday, April 26, 1995, in the Company's Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, for the following purposes:

  1. To elect three persons to the Board of Directors of the Company; and

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

 The record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof was March 3, 1995, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                        By Order of the Board of Directors


                                        /s/ William D. Sprague

                                        WILLIAM D. SPRAGUE
                                        Vice President, General Counsel
                                        and Secretary

PROXY STATEMENT

                                                                  March 27, 1995

LUKENS INC.
50 South First Avenue
Coatesville, Pennsylvania 19320

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lukens Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders to be held April 26, 1995, or any adjournment thereof. Copies of this Proxy Statement, the accompanying Proxy and the Company's Annual Report for 1994 are being mailed to the stockholders on or about March 27, 1995.

 Subject to the conditions set forth in the Notice of Annual Meeting accompanying this Proxy Statement, the shares represented by each executed Proxy will be voted in accordance with the instructions given. If no instruction is made on an executed Proxy, the Proxy will be voted FOR all three of the nominees to the Board. Any stockholder giving a Proxy has the power to revoke it at any time before its exercise by attending the meeting and voting in person, by giving notice of revocation to the Secretary of the Company or by filing a later dated Proxy.

 The holders of common stock and preferred stock of record at the close of business on March 3, 1995 (the "Record Date") will be entitled to vote on all matters to be voted upon at the Annual Meeting or any adjournment thereof. The Proxy will also serve as voting instructions from participants to the trustees under the Lukens Inc. Employees Capital Accumulation Plan, the Lukens Group Employees Capital Accumulation Plan, the Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO, Coatesville, PA), the Washington Steel Corporation Employees Capital Accumulation Plan (Washington, PA) and the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon,
OH) with respect to shares of common and/or preferred stock credited to a participant's account on the Record Date and to American Stock Transfer & Trust Company as the administrator under the Company's Dividend Reinvestment Plan with respect to shares of common stock held therein on the Record Date.

 Generally, each share of common stock is entitled to one vote per matter and each share of preferred stock is entitled to three votes per matter, with holders of common stock and holders of preferred stock generally voting together as a single class. However, record holders are permitted to vote cumulatively with respect to the election of Directors. In that case such holders have the right to multiply the number of shares which they are entitled to vote by the number of Directors to be elected and to cast the resulting number of votes all for one candidate or to distribute them among any two or more candidates. In addition, the Lukens Inc. Employees Capital Accumulation Plan provides that each participant may direct the trustee how to vote such participant's pro rata portion of unallocated shares of preferred stock, as well as shares of preferred stock that have not been voted. Shares of common stock held in the Lukens Inc. Employees Capital Accumulation Plan, the Lukens Group Employees Capital Accumulation Plan, the Washington Steel Corporation Employees Capital Accumulation Plans and the Dividend Reinvestment Plan for which signed Proxies are not returned will not be voted. Shares of common stock held in the Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO,
Coatesville, PA) that have not been voted will, if directed by the Employee Benefits Finance Committee of the Company, be voted by the trustee in the same proportion as the shares held therein for which signed Proxies are returned by the participants. Shares held in the Capital Accumulation Plans are subject to confidential voting procedures.

 The Company had approximately 14,657,204 shares of common stock and approximately 508,785 shares of preferred stock issued and outstanding on the Record Date. The presence at the meeting in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum at the meeting. Abstentions will be counted for the purpose of establishing a quorum but will not be voted. Broker non-votes will not be counted for the purpose of establishing a quorum and will not be voted. Stockholders entitled to vote may do so in person or by proxy. The Company may require that any votes cast in person be cast by written ballot.

                             ELECTION OF DIRECTORS

 The Company's Board of Directors is divided into three classes. Directors in each class are elected to serve for a term of three years. The terms are staggered so that approximately one-third of the Board stands for election each year. At the 1995 Annual Meeting of Stockholders, three persons will be elected to the Board to serve until the 1998 Annual Meeting or until their successors are elected and qualified. The three nominees who receive the most votes at the Annual Meeting will be elected to the Board. Pursuant to Company policy Robert L. Seaman retired in March 1995. Management of the Company believes that the other Directors listed below will serve in their positions for the remainder of their terms, with the exception of Stuart J. Northrop, who will retire in October 1996 pursuant to Company policy.

 The Company's Board of Directors has nominated Sandra L. Helton, William H. Nelson, III and Stuart J. Northrop for terms expiring at the 1998 Annual Meeting of Stockholders. The persons named in the accompanying Proxy intend to vote for the election of such nominees unless authority to vote for one or more of such persons is specifically withheld in the Proxy.

All of the nominees are currently Directors of the Company. As far as is presently known, all of the nominees are willing and able to serve as Directors. If any of them withdraws or otherwise becomes unavailable for any reason, the persons named in the Proxy will use their best judgment in selecting and voting for substitute nominees unless the Board of Directors reduces the number of Directors constituting the entire Board.

NOMINEES FOR TERMS EXPIRING IN 1998

Sandra L. Helton        Ms. Helton, 45, has been Senior Vice President and
                        Treasurer of Corning Incorporated since July 1994.
                        Corning Incorporated is an international corporation focused in four business segments: Specialty
                        Materials, Communications, Laboratory Services and
                        Consumer Products. From 1991 to July 1994 she served as Vice President and Treasurer and from 1986 to 1991 as Assistant Treasurer of that corporation. She was elected to the Board of Directors in March 1995.

William H. Nelson, III  Mr. Nelson, 66, was Executive Vice President and
                        President of the Natural Resources Division of Scott Paper Company, primarily a manufacturer of pulp, paper and forest-related products, from 1985 to 1989. He has been a Director of the Company since 1972. He is Chairman of the Audit Committee and a member of the Executive Committee and the Executive Development and Compensation Committee.

Stuart J. Northrop      Mr. Northrop, 69, was Chief Executive Officer and
                        Chairman of Huffy Corporation, a manufacturer of bicycles and other leisure products, from 1986 to 1994. He has been a Director of the Company since
                        1982. He is Chairman of the Executive Development and
                        Compensation Committee and is a member of the Committee on the Board. Mr. Northrop is also a director of Union Corporation, Power Spectra Inc.,
                        Wolverine World Wide, Inc. and EFW, a subsidiary of
                        Elbit Systems of America.

DIRECTORS WITH TERMS EXPIRING IN 1997

T. Kevin Dunnigan       Mr. Dunnigan, 57, has been the Chief Executive
                        Officer of Thomas & Betts Corporation, a manufacturer of electrical equipment, since 1985. He has also been the Chairman of that corporation since 1992 and has been a member of its board of directors since 1975.
                        Mr. Dunnigan was elected to the Board of Directors of the Company in April 1994 and is a member of the Finance Committee. He is also a director of Elsag
                        Bailey N.V. and C.R. Bard Inc.

Ronald M. Gross          Mr. Gross, 61, has been President and a director since
                         1978, Chief Executive Officer since 1981 and Chairman of the Board since 1984 of Rayonier Inc., a forest products company, formerly known as ITT Rayonier Inc.
                         Mr. Gross also serves as President and director of Rayonier Forest Resources Company. Mr. Gross was elected to the Board of Directors of the Company in July 1991 and is Chairman of the Finance Committee and a member of both the Executive Development and Compensation Committee and the Executive Committee.

W. Paul Tippett          Mr. Tippett, 62, has been a Director of the Company
                         since 1989. He was the President of Springs
                         Industries, Inc., a manufacturer of finished fabrics, home furnishings and industrial fabrics from 1985 through 1989. Prior to that time Mr. Tippett was Chairman and Chief Executive Officer of American
                         Motors Corporation. Mr. Tippett is a member of the Committee on the Board, the Audit Committee and the Executive Development and Compensation Committee. He is also a director of Stride Rite Corporation.

R. W. Van Sant           Mr. Van Sant, 56, has been Chairman of the Board,
                         President and Chief Executive Officer of the Company since December 1991. He held the offices of President and Chief Operating Officer from October 1991 to
                         December 1991. Mr. Van Sant served as President and
                         Chief Executive Officer of Blount, Inc., a company engaged in construction and manufacturing operations, from December 1990 to October 1991. He held the offices of President and Chief Operating Officer of Blount from 1987 to December 1990. Mr. Van Sant has been a Director of the Company since 1988, is Chairman of the Executive Committee and is a member of both the Committee on the Board and the Finance Committee. He is also a director of Amcast Industrial Corporation.

DIRECTORS WITH TERMS EXPIRING IN 1996

Michael O. Alexander     Mr. Alexander, 54, has been the President of The
                         International Forum Inc. since June 1993 and the
                         Director of the International Forum at the Wharton
                         School, University of Pennsylvania, since 1988. He also served as a director and a member of the Executive Committee of Gordon Capital Corporation, an investment banking firm, from 1985 to 1989.

                         Mr. Alexander was elected to the Board of Directors of the Company in January 1993 and is a member of the Audit Committee and the Finance Committee.

Nancy Huston Hansen      Mrs. Hansen, 59, has been the Vice President of
                         Evangelical Affairs for The Huston Foundation since
                         1984 and the Chief Executive Officer of Hansen
                         Development Corporation, a company engaged in construction and land development, since 1988. She became a Director of the Company in 1985. Mrs. Hansen is a member of the Audit Committee and the Finance
                         Committee. She is also a director of The Huston
                         Foundation and Hansen Development Corporation.

Joab L. Thomas           Mr. Thomas, 62, has been the president of The
                         Pennsylvania State University since 1990. He was a
                         Professor of Biology at The University of Alabama from
                         1988 to 1990. Mr. Thomas was elected to the Board of Directors of the Company in September 1992 and is a member of the Audit Committee. He is also a director of Blount, Inc. and Mellon Bank Corporation.

DIRECTOR WITH TERM EXPIRING IN 1995

Robert L. Seaman         Mr. Seaman, 71, has been an independent consultant
                         since 1989. He served as a Director of the Company from 1981 until March 1995. At the time of his retirement he was Chairman of the Committee on the Board and a member of the Audit Committee and the Executive Committee.

 During the Company's 1994 fiscal year the Board of Directors held eight meetings. All members of the Board of Directors attended more than 75% of the meetings of the Board and of the Committees of which such Directors were members during the time period in which they served.

                                   MANAGEMENT

 The following table sets forth as of March 1, 1995, the approximate number of shares of common stock and preferred stock of the Company (rounded to the nearest share) beneficially owned by each Director, by each Executive Officer named in the Summary Compensation Table on page 9 and by all Directors and Executive Officers of the Company as a group who were serving in such capacities on that date.

                            SHARES BENEFICIALLY                PERCENT
                                   OWNED                     OF CLASS(1)
                            ---------------------------------------------------
NAME                         COMMON        PREFERRED     COMMON     PREFERRED
- ----                        ----------     ---------     --------- ------------
R. W. Van Sant                  90,850(2)      410    less than 1% less than 1%
Michael O. Alexander             2,700(3)      -0-    less than 1%         none
T. Kevin Dunnigan                1,400(4)      -0-    less than 1%         none
Ronald M. Gross                  4,000(3)      -0-    less than 1%         none
Nancy Huston Hansen            367,193(5)      -0-            2.5%         none
Robert E. Heaton                   300         115    less than 1% less than 1%
Sandra L. Helton                   200         -0-    less than 1%         none
T. Grant John                   15,838(6)       95    less than 1% less than 1%
William H. Nelson, III           3,800(3)      -0-    less than 1%         none
Stuart J. Northrop               2,975(3)      -0-    less than 1%         none
James J. Norton                    500         -0-    less than 1%         none
Dennis M. Oates                 48,394(7)      740    less than 1% less than 1%
Robert L. Seaman                 2,542(8)      -0-    less than 1%         none
Joab L. Thomas                   3,600(9)      -0-    less than 1%         none
W. Paul Tippett                  3,500(3)      -0-    less than 1%         none
All Directors and Execu-
  tive Officers as a Group
  (21 Persons)                 645,237(10)   4,674            4.3% less than 1%

- ----------
(1) Rounded to the nearest one-tenth of one percent and based on (i) 14,903,980 shares of common stock, which on March 1, 1995, was the sum of the approximate number of shares outstanding and the number of shares subject to options exercisable by such person(s) on or before May 1, 1995, and (ii) 508,927 shares of preferred stock, which on March 1, 1995, was the approximate number of shares outstanding.

(2) Includes options to purchase 90,000 shares of common stock that are currently exercisable.

(3) Includes options to purchase 2,000 shares of common stock that are currently exercisable or will become exercisable on May 1, 1995.

(4) Includes options to purchase 1,000 shares of common stock that will become exercisable on May 1, 1995.

 (5) Nancy Huston Hansen has sole voting and investment power with respect to 37,045 shares and options to purchase 2,000 shares that are currently exercisable or will become exercisable on May 1, 1995. She has shared voting and investment power with respect to 5,100 shares owned jointly with her husband, 314,600 shares owned by The Huston Foundation, 159 shares held in a trust of which she is the trustee for the benefit of her grandson and 4,500 shares held in a trust of which she is a trustee for the benefit of one of her children. Also included are 3,189 shares beneficially owned by her husband and options to purchase 600 shares of common stock that are held by her husband and are currently exercisable, as to which she disclaims beneficial ownership.

 (6) Includes 41 shares held in a retirement plan for the benefit of his wife and options to purchase 15,700 shares of common stock that are currently exercisable.

 (7) Includes options to purchase 39,350 shares of common stock that are currently exercisable.

 (8) Includes options to purchase 2,000 shares of common stock that are currently exercisable.

 (9) Includes 1,600 shares held jointly with his wife and options to purchase 2,000 shares of common stock that are currently exercisable or will become exercisable on May 1, 1995.

(10) Includes options to purchase 247,200 shares of common stock that are currently exercisable or will become exercisable on May 1, 1995, and 3,789 shares as to which the Director or Executive Officer disclaims beneficial ownership.

COMMITTEES OF THE BOARD

 Among the standing committees of the Board of Directors are the Audit Committee, the Executive Development and Compensation Committee and the Committee on the Board.

 The Audit Committee is appointed by the Board and currently consists of five members, none of whom are members of the Company's management. It is responsible for overseeing the Company's internal accounting and auditing methods and procedures, and it recommends to the Board a firm of independent public accountants for appointment by the Board. The Audit Committee meets periodically with the auditors to review their findings and recommendations. During the Company's 1994 fiscal year this Committee held three meetings.

 The Executive Development and Compensation Committee is appointed by the Board and currently consists of four members. This Committee is responsible for the administration of the Company's Target Incentive Compensation Plan, 1985 Stock Option and Appreciation Plan and the supplemental retirement plans; makes recommendations to the Board concerning such other executive compensation arrangements and plans as it deems appropriate; reviews the Company's policies and plans for the development and succession of executive personnel; and performs such other duties as the Board may assign. During the Company's 1994 fiscal year the Executive Development and Compensation Committee held five meetings.

 The Committee on the Board is appointed by the Board and currently consists of three members. This Committee is empowered to consult with the Chief Executive Officer on candidates for nomination to the Board; to recommend to the Board policies and guidelines for qualification for service as a Director and for Director compensation; and to monitor performance by individual Directors. This Committee will consider nominees for Director recommended by stockholders provided such recommendations are made in writing addressed to the Secretary of the Company prior to the first of December so that the Committee may review all recommendations in advance of the January meeting of the Board at which time the nominees for election at the next Annual Meeting are customarily considered. During the Company's 1994 fiscal year the Committee on the Board held six meetings.

 To be eligible for election to the Board of Directors, persons nominated other than by the Committee on the Board must be nominated in accordance with certain procedures set forth in the By-laws, which require that the Secretary of the Company receive timely notice of such proposed nomination. Such notice must be received by the Secretary not less than 50 days nor more than 75 days prior to the meeting at which the Directors are to be elected (or, if fewer than 65 days notice or prior public disclosure of the meeting date is given or made to stockholders, no later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her age, business and residence address and principal occupation, the class and number of shares of capital stock beneficially owned and such other information as will be required to be included in a Proxy Statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

 In addition to the foregoing, the Executive Committee and the Finance Committee are standing Committees of the Board.

SUMMARY OF EXECUTIVE COMPENSATION

 The following information for the fiscal years ended December 26, 1992, December 25, 1993 and December 31, 1994 is given as to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company who were serving as Executive Officers at the end of the 1994 fiscal year and whose base salary and bonus exceeded $100,000 during the 1994 fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                             ANNUAL COMPENSATION            COMPENSATION
                      ---------------------------------     ------------
                                                               AWARDS
                                                OTHER       ------------
                                                ANNUAL       SECURITIES   ALL OTHER
 NAME AND                                      COMPEN-       UNDERLYING    COMPEN-
 PRINCIPAL                                      SATION        OPTIONS/     SATION
POSITION(S)  YEAR     SALARY($)(1) BONUS($)(1)  ($)(1)        SARS(#)      ($)(1)
- -----------  ----     ------------ ----------- --------     ------------  ---------
R. W. Van
  Sant       1994       $536,508    $104,380      (2)           -0-        $18,247(3)
 Chairman,   1993       $536,508    $ 64,381      (2)           -0-        $18,454
 President
  and        1992       $528,814    $264,407   $424,931         -0-        $ 2,380
 Chief Ex-
  ecutive
  Officer
R. E. Hea-
  ton        1994       $270,000    $108,072   $ 44,379(4)      -0-        $20,307(5)
 Senior
  Vice       1993       $270,000    $162,000      (2)           -0-        $11,700
 President   1992(6)    $180,000    $108,000      (2)           -0-          -0-
J. J. Nor-
  ton        1994       $181,840    $ 96,703   $ 48,075(7)      -0-        $ 3,025(8)
 Vice Pres-
  ident      1993       $181,125    $108,675      (2)           -0-        $ 2,489
             1992(6)    $120,000    $145,800      (2)           -0-        $ 2,432
D. M. Oates  1994       $175,920    $ 31,282   $ 23,500(9)      9,000      $ 8,541(10)
 Senior
  Vice       1993       $175,920    $ 50,101      (2)           4,100      $ 8,735
 President   1992       $155,631    $ 73,128      (2)           6,000(11)  $ 7,003
T. G. John   1994       $178,223    $ 50,741   $ 71,461(12)    13,000      $ 9,726(13)
 Vice Pres-
  ident      1993(14)   $158,021    $ 77,810   $ 72,642         2,700      $ 1,431
             1992          --          --         --             --          --

- ---------
 (1) Rounded to the nearest dollar.

 (2) Does not exceed the lesser of $50,000 or 10% of the total of such person's annual salary and bonus.

 (3) Includes $9,647 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan, adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and $5,850 of Company-paid premiums for life insurance coverage above $50,000. Also includes $2,750 of premiums paid by the Company on another term life insurance policy which covers Mr. Van Sant and is owned by the Company. The Company is the beneficiary under this policy, but has assigned the right to proceeds equal to 2 1/2 times Mr. Van Sant's compensation to his designee.

 (4) Includes an automobile allowance provided by the Company of $19,869 and payment by the Company of country club fees of $13,210.

 (5) Represents $9,647 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan; $6,880 of Company-paid premiums for life insurance coverage above $50,000; $2,584 of Company-paid premiums on a whole life insurance policy; and $1,196 of premiums paid by the Company on another life insurance policy which covers Mr. Heaton and is owned by the Company. The benefit under this last policy is paid to Mr. Heaton's designee, and then the remainder is payable to the Company under a split-dollar agreement.

 (6) Mr. Heaton and Mr. Norton became employees of the Company in April 1992 and continued to be covered by employment contracts with corporations that were acquired by the Company in April 1992. Mr. Heaton's employment contract expired in October 1993 and Mr. Norton's contract expired in September 1994. This table reflects compensation paid to them by the Company since April 1992.

 (7) Includes payment by the Company of country club fees of $45,000.

 (8) Represents $2,560 of a subsidiary's contributions to the Mercury Stainless Corp. Deferred Compensation Plan, adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and $465 of Company-paid premiums for life insurance coverage above $50,000.

 (9) Includes an automobile allowance provided by the Company of $13,512.

(10) Represents $7,625 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $916 of Company-paid premiums for life insurance coverage above $50,000.

(11) Adjusted to reflect a 50% stock dividend in September 1992.

(12) Includes approximately $27,375 provided by the Company to Mr. John for relocation expenses and approximately $13,688 to cover Mr. John's estimated tax liability with respect thereto.

(13) Represents $6,968 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $2,758 of Company-paid premiums for life insurance coverage above $50,000.

(14) Mr. John became an employee of the Company in February 1993. This table reflects compensation paid to him by the Company since that date.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

 The Company has entered into an agreement with Mr. Van Sant which provides for his employment by the Company until his 65th birthday. The agreement provides for the following compensation: a minimum base salary of $535,000 per annum, an annual bonus calculated and paid in accordance with the Lukens Inc. Target Incentive Compensation Plan at a target amount of 60% of base salary and certain employee benefits. Pursuant to the agreement and adjusted to reflect a 50% stock dividend, Mr. Van Sant was issued 330,000 options to purchase common stock of the Company at an exercise price of $23.375 per share, which, as adjusted, was 85% of the fair market value of such common stock on the date of the grant. Such options vest at a rate of 30,000 per year. In order to reimburse Mr. Van Sant for certain compensation to which he would have otherwise been entitled had he not terminated his employment with Blount, Inc., the agreement also provides Mr. Van Sant with 30,476 rights, each of which entitles him upon exercise to an amount in cash equal to the lesser of
(i) $10.00 and (ii) the excess over $10.125 of the market value of a share of Class A Common Stock of Blount, Inc. The agreement further provides that if Mr. Van Sant's employment is terminated by the Company prior to his 65th birthday, other than for disability or for cause, he will be entitled to continue to receive his full salary and certain other benefits under the agreement until the earlier of the third anniversary of his termination or his 65th birthday.

 Until September 30, 1994, Mr. Norton continued to be employed under an employment contract with a corporation that was acquired by the Company in April 1992. The contract provided for a minimum annual base salary, an annual bonus of up to 60% of his base salary based upon achievement of certain financial objectives, the continuation of certain perquisites and participation in certain benefit programs.

 Messrs. Van Sant, Norton, Oates and John, as well as six other Executive Officers are parties to agreements pursuant to which the Company agreed to pay such persons a lump sum generally equal to approximately three times such person's annual base salary rate in effect in the year of a change in control plus the average Lukens Inc. Target Incentive Compensation Plan award over the preceding three years, in the event of a change in control of the Company and the termination of any such person's employment at any time during the two-year period thereafter. The Company also generally agreed to provide three years additional pension and welfare benefits and to "cash-out" such person's outstanding options. The total pension benefits and the option "cash-out" will be payable in lump sums. These agreements provide for the payment of an amount necessary to pay any excise tax, and any taxes thereon, due on the payments. The purpose of the agreements is to assure the continued dedication of such persons to their duties and their unbiased counsel in the event of an unsolicited tender offer.

 In general, a "change in control" would be deemed to have occurred if (i) during a period of two consecutive years, the individuals who constituted the Board of Directors at the beginning of such period cease to constitute a majority of the Board, (ii) any person or group acquires 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company is acquired by merger or consolidation or (iv) the Company is liquidated or substantially all of its assets are sold.

DIRECTOR COMPENSATION

 An annual retainer of $24,000 is paid to Directors who are not employees of the Company and an attendance fee of $900 is paid to such Directors for each day or part of a day they attend a regular or special meeting of the Board. A fee is also payable to such Directors for attendance at Board Committee meetings. The fee is $800 for all Committees, except that members of the Executive Committee are paid an attendance fee of $900. Attendance fees are paid for Committee meetings on Board meeting days except for Committee meetings of an administrative nature. An annual retainer of $2,500 per Committee is also paid to Directors who serve as Committee Chairmen. Directors who serve a partial year are paid a pro rata share of the annual retainer based upon the number of months served.

 Any Director of the Company who is separately compensated for Board services may elect to defer compensation for distribution at a later date. Deferred amounts may be invested in mutual funds or interest-bearing accounts and may be paid in a lump sum or in annual installments over a period of 10 years.

 Each non-employee Director with five years or more of uninterrupted service on the Board will receive annual retirement payments at the time of retirement from the Board. After five years of service, a Director will receive retirement payments in an amount equal to 50% of the Director's base retainer. The percentage will increase by 10% for each full year of service thereafter to a maximum of 100% of the base retainer after 10 years. These retirement payments may continue for a period equal to the lesser of the years of service on the Board or 10 years. In the event of the death of a Director, the benefits which would have been payable to such Director will be paid to the Director's designated beneficiary for the remainder of the period. In the event of a change in control this Plan also provides for a lump sum payment of the present value of the total accrued benefits payable calculated as if the Director had retired on the date of the change in control.

 Pursuant to the Company's Stock Option Plan for Non-Employee Directors, each Director who is not an employee of the Company or any of its subsidiaries will receive an annual grant of options to purchase 1,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of grant, except that options will terminate three years after a person ceases to be a Director.

RETIREMENT PLANS

 The Lukens Inc. Salaried Employees Retirement Plan provides retirement benefits to certain salaried employees who retire or otherwise terminate employment after completing five or more years of service. The Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants provides supplemental retirement benefits to participating managerial level employees. Benefits under this Plan are offset by benefits payable under the Lukens Inc. Salaried Employees Retirement Plan. In addition, the Lukens Inc. Supplemental Retirement Plan for Designated Executives provides supplemental retirement benefits to participating executives. Under this Plan benefits for participating executives are calculated by crediting the executive with service in addition to the executive's actual period of service as an employee. Benefits payable under this Plan are offset by benefits payable under the Lukens Inc. Salaried Employees Retirement Plan.

 Each of the Executive Officers named in the Summary Compensation Table on page 9, other than Mr. Norton, participates in the Lukens Inc. Salaried Employees Retirement Plan. Messrs. Oates and John also participate in the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants. Mr. Van Sant also participates in the Lukens Inc. Supplemental Retirement Plan for Designated Executives. Benefits under these Plans are payable monthly and are based upon formulas which consider years of service and compensation (as defined in the Plans) and age at retirement.

 The following table shows the approximate annual retirement benefits that Messrs. Van Sant, Oates and John would receive under the Plans described above based on credited years of service if they retire at normal retirement age. Lesser amounts would be payable following a termination of employment before normal retirement age.

                                    YEARS OF SERVICE
                  -----------------------------------------------------
REMUNERATION (1)  10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
- ----------------  -------- -------- -------- -------- -------- --------
   $  100,000     $ 16,700 $ 25,000 $ 33,300 $ 41,700 $ 43,300 $ 45,600
      200,000       34,200   51,400   68,500   85,600   95,600  105,600
      300,000       54,200   81,400  108,500  135,600  150,600  165,600
      400,000       74,200  111,400  148,500  185,600  205,600  225,600
      500,000       94,200  141,400  188,500  235,600  260,600  285,600
      600,000      114,200  171,400  228,500  285,600  315,600  345,600
      700,000      134,200  201,400  268,500  335,600  370,600  405,600
      800,000      154,200  231,400  308,500  385,600  425,600  465,600
      900,000      174,200  261,400  348,500  435,600  480,600  525,600
    1,000,000      194,200  291,400  388,500  485,600  535,600  585,600

- ----------
(1) The estimated benefit calculated is based on salary plus bonus, as designated in the Summary Compensation Table on page 9.

 Benefits payable under the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants and the Lukens Inc. Supplemental Retirement Plan for Designated Executives are computed on a straight life annuity basis and are subject to offset by any Social Security benefits to which the participant is entitled.

 Messrs. Oates and John have credited service of approximately 21 and 2 years, respectively, in the Lukens Inc. Salaried Employees Retirement Plan and the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants. Mr. Van Sant has credited service of approximately 3 years under the Lukens Inc. Salaried Employees Retirement Plan and 22 years under the Lukens Inc. Supplemental Retirement Plan for Designated Executives. Each Plan, with the exception of the Lukens Inc. Salaried Employees Retirement Plan, contains provisions for a present value lump-sum payment payable in the event of a change in control.

 Mr. Heaton has participated in the Lukens Inc. Salaried Employees Retirement Plan since July 1, 1993. Until June 30, 1993, Mr. Heaton participated in the Washington Steel Corp. Retirement Plan for Salaried Employees, a defined benefit plan which provided retirement benefits for certain salaried employees of Washington Steel Corporation who retired or otherwise terminated employment after completing five or more years of service. Effective July 1, 1993, the Washington Steel Corp. Retirement Plan for Salaried Employees merged into the Lukens Inc. Salaried Employees Retirement Plan. The maximum amount of compensation that may be taken into account for purposes of calculating future benefit accruals is $150,000 (as adjusted annually by the Department of the Treasury for increases in the cost of living) for 1994 and subsequent years.

 Mr. Heaton has credited service of approximately 15 years under the Washington Steel Corp. Retirement Plan for Salaried Employees and approximately 2 years under the Lukens Inc. Salaried Employees Retirement Plan. As of December 31, 1994, Mr. Heaton's monthly retirement benefit was estimated to be $5,081. Mr. Heaton's benefit as of December 31, 1994 under such Plan will be adjusted as of the date of his retirement or other termination of employment to reflect increases in his compensation after that date. For each year (or partial year) of service after June 30, 1993 under the Lukens Inc. Salaried Employees Retirement Plan, Mr. Heaton will accrue an additional annual benefit payable at normal retirement age equal to the sum of (i) 1.2 percent of his earnings for the year (as defined in that Plan) up to the average Social Security taxable wage base plus (ii) 1.8 percent of his earnings for the year in excess of the average Social Security taxable wage base up to the compensation limit for the year, as described above.

STOCK OPTION DATA

 Under the Company's 1985 Stock Option and Appreciation Plan, options to purchase common stock of the Company have been granted on an annual basis to certain officers and other key employees of the Company and its subsidiaries at the fair market value of the common stock on the date of grant. The following table contains information about options granted to each Executive Officer named in the Summary Compensation Table on page 9 during the 1994 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
- --------------------------------------------------------------------------
                NUMBER OF  % OF TOTAL
                SECURITIES  OPTIONS
                UNDERLYING GRANTED TO
                 OPTIONS   EMPLOYEES  EXERCISE OR             GRANT DATE
                GRANTED(#) IN FISCAL  BASE PRICE  EXPIRATION PRESENT VALUE
NAME             (1) (2)    YEAR (3)    ($/SH)     DATE (4)     ($) (5)
- ----            ---------- ---------- ----------- ---------- -------------
R. W. Van Sant     -0-         --         --          --          --
R. E. Heaton       -0-         --         --          --          --
J. J. Norton       -0-         --         --          --          --
D. M. Oates        9,000       7.8%     $36.375   2/23/2004    $ 90,630
T. G. John        13,000      11.2%     $36.375   2/23/2004    $130,910

- ----------
(1) Includes options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not so qualify.

(2) Outstanding options are generally exercisable one year after the date of grant. The options granted to Messrs. Oates and John became exercisable on February 23, 1995.

(3) Rounded to the nearest one-tenth of one percent.

(4) Outstanding options expire ten years after the date of grant, if not earlier due to death, disability or termination of employment. The Company has agreed to "cash-out" outstanding options of certain Executive Officers upon a "change in control." See "Employment Contracts and Change in Control Arrangements" on pages 10- 11.

(5) Based on the Black-Scholes option pricing model, using the following assumptions: (a) 7 year option term; (b) 6.6% risk-free interest rate; (c) 25.18% volatility; and (d) 3.3% dividend yield.

 The following table presents information about stock options exercised during the 1994 fiscal year by the Executive Officers named in the Summary Compensation Table on page 9 and the amount and value of unexercised options, distinguishing between options that are vested (i.e., exercisable now) and unvested (i.e., becoming exercisable in the future), held by such Executive Officers at fiscal year-end.

              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                                     YEAR-END (#)          FISCAL YEAR-END($)(2)
                SHARES ACQUIRED     VALUE      ------------------------- -------------------------
NAME            ON EXERCISE(#)  REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----            --------------- -------------- ----------- ------------- ----------- -------------
R. W. Van Sant        -0-            -0-         90,000       240,000     $517,500    $1,380,000
R. E. Heaton          -0-            -0-           -0-          -0-          -0-          -0-
J. J. Norton          -0-            -0-           -0-          -0-          -0-          -0-
D. M. Oates           500           $5,604       30,350         9,000     $158,220        -0-
T. G. John            -0-            -0-          2,700        13,000        -0-          -0-

- ---------
(1) Rounded to the nearest dollar. Based on the difference between the closing price of the Company's common stock on the New York Stock Exchange Composite Tape on the date of exercise and the exercise price of the options.
(2) Rounded to the nearest dollar. Based on the difference between the closing price of the Company's common stock on the New York Stock Exchange Composite Tape at fiscal year-end and the exercise price of the options.

                      REPORT OF EXECUTIVE DEVELOPMENT AND
                            COMPENSATION COMMITTEE

 The members of the Executive Development and Compensation Committee of the Board, none of whom are employees of the Company, hereby present to the stockholders of the Company this report concerning the compensation of the Company's Executive Officers, including the Executive Officers named in the Summary Compensation Table set forth on page 9. The role of the Committee, among other things, is to establish the broad compensation policy of the Company with respect to its Executive Officers and, on an annual basis, to determine the actual amounts of the salary and bonus components of the compensation of each such person as well as to approve the performance standards and award opportunities for the incentive programs for Executive Officers.

COMPENSATION POLICY

 The goal of the Company's executive compensation program is to attract, motivate and retain executives of the highest caliber. In the belief that this goal is most effectively achieved by closely linking executive compensation to corporate performance and returns to stockholders, the Company has established an executive compensation plan that conditions a substantial portion of such compensation on the Company's achievement of specified performance goals and on increases in the value of the Company's common stock.

 In determining compensation for the Company's Executive Officers for 1994, the Committee relied on compensation guidelines established with the assistance of an independent executive compensation consultant. These guidelines were developed by reference to a group of companies belonging to the Manufacturers' Alliance that were either engaged in heavy manufacturing or part of the Fortune 500 and that had revenues generally comparable to the Company's. The Committee believes that this sampling reflects the marketplace in which the Company competes for senior executives and is large enough to be meaningful.

 This comparative sampling of companies used by the Committee for compensation guidelines is different from the S & P Steel Index, which is the group of companies used for purposes of the performance graph set forth on page 21, comparing cumulative stockholder return on common stock. Comprised of steel companies exclusively, this group and the Company operate in similar environments and thus are similarly affected in terms of regulation, competition, industry trends and the myriad of other factors that affect a company's performance. However, in recruiting, the Company looks to a wider field which includes manufacturing companies, not just steel companies, and so considers compensation in relation to this wider group.

 The compensation guidelines provide that fixed compensation should fall at or near the 50th percentile of the comparative group, while opportunities for variable "at risk" compensation should be at or near the 70th percentile of such group. Because the Company has set its performance targets above the average return on equity for the comparative group, actual incentive compensation is paid at or near the 70th percentile level only in years in which the Company is successful in meeting those targets.

 The Company's executive compensation program has three principal components, each described more fully below: (i) annual base salaries, (ii) short-term incentives consisting of annual bonuses generally awarded under the Lukens Inc. Target Incentive Compensation Plan (the "Lukens TIP") and the Washington Steel Corporation Target Incentive Compensation Plan (the "Washington Steel TIP") and
(iii) long-term incentives consisting of the grant of stock options under the Company's 1985 Stock Option and Appreciation Plan. Awards under the short-term incentive plans are based primarily on achievement of pre-established levels of return on stockholders' equity, and thus are directly linked to Company performance. Awards under the long-term incentive plan indirectly reflect the Company's performance through changes in the market price of the Company's common stock. Both the short-term and long-term incentive plans have been designed to align the interests of the Company's Executive Officers with those of the Company's stockholders.

 The Committee has made certain changes in the method of determining incentive awards for 1995. These changes will condition a greater proportion of incentive compensation for Executive Officers on the long-term performance of the Company's common stock and thus will more closely link executive compensation with the interests of stockholders.

 In setting compensation for Executive Officers, the Committee will, where appropriate, take into account the $1,000,000 deduction limitation under
Section 162(m) of the Internal Revenue Code.

SPECIFIC COMPONENTS OF COMPENSATION PROGRAM

 Salary. Base salaries for Executive Officers are the fixed component of their total compensation package. In general, base salaries are set and adjusted based on comparative standards and individual performance. In 1994, salaries for all Executive Officers were held at 1993 levels due to disappointing financial results in 1993. For 1993, the Committee determined the base salary for each Executive Officer (with the exception of Messrs. Heaton and Norton as described below), taking into account Mr. Van Sant's evaluation of such Executive Officers' performance and his recommendations to the Committee concerning adjustments to their base salaries.

 Mr. Heaton continued to be compensated in 1994 consistent with the level of compensation he was receiving pursuant to an employment contract, which expired in October 1993 and which was in place at the time of the acquisition of Washington Steel Corporation by the Company. Similarly, Mr. Norton's compensation for 1994 was determined in accordance with his employment contract, which expired in September 1994 and which was in place at the time of such acquisition. Accordingly, the compensation terms of these employment agreements do not reflect the components of compensation of other Executive Officers.

 Bonus. Under the Lukens TIP and the Washington Steel TIP, the Committee determines the annual awards for the Executive Officers (including Mr. Van
Sant) based on (i) the performance of the Company, as measured by attained levels of return on stockholders' equity for the Company and of return on assets for the business units, and (ii) individual performance. The corporate performance and business unit performance factors combined comprise 80% and the individual performance factor comprises 20% of each Executive Officer's award. The specific threshold, target and maximum levels of return on equity or of return on assets that are established each year by the Committee for corporate and business unit performance are based on, among other things, past Company performance and past industry performance. Based on responsibility undertaken, position with the Company and competitive standards, the Committee then establishes a percentage of salary to be awarded to participating Executive Officers at 100% achievement of targeted return. Such percentages range from 40% to 60% (for the Chief Executive Officer). An award pursuant to the individual performance factor is based on the Committee's subjective assessment of whether the Executive Officer met or exceeded his individual performance goals for the year. The Committee makes a general performance assessment which is not based on any specific factors. If the threshold goals for corporate or business unit performance, as the case may be, are not met, the Lukens TIP and the Washington Steel TIP limit an Executive Officer's bonus to 100% of the individual performance factor, which for 1994 was 20% of the total possible bonus award.

 Because the threshold goal for return on equity for corporate performance was not achieved in 1994, those Executive Officers who participate in the Lukens TIP did not receive any bonus based on corporate performance with respect to 1994. However, such performance did improve on a quarter by quarter basis, and the Committee believes there were mitigating circumstances during 1994 that affected such performance. These circumstances were unusually severe weather in the first quarter and numerous planned outages throughout the year due to construction of major capital projects which are critical to the Company's long-term opportunities. Accordingly, the Committee, which may in its discretion grant special awards from time to time, decided to award an aggregate of $27,798 in special awards to Executive Officers (other than Mr. Van Sant, whose compensation is discussed below). Mr. Oates, whose award was based in part on business unit performance, did receive an award based on such performance with respect to 1994 because his business unit achieved the applicable threshold. Because all of the Executive Officers either met or exceeded their individual performance goals, they were awarded bonuses for 1994 based on the individual performance factor.

 Awards under the Washington Steel Division Annual Bonus Plan for Elected Officers were granted to Mr. Norton for the portion of the year his employment agreement was in effect and Mr. Heaton for the first five months of the year. This plan has since been replaced by the Washington Steel TIP. Under this former plan, awards, which were a percentage of base salary, were granted based on attained levels of return on average capital employed by the applicable business unit. In 1994, the return on average capital measurement resulted in awards of 60% of base salary to Messrs. Heaton and Norton for the portion of the year they participated in this plan.

 Awards under the Washington Steel TIP were awarded to Mr. Norton for the three months of the year following the expiration of his employment agreement, to Mr. Heaton for seven months of the year and to Mr. John for the entire year. Because their respective business units achieved their applicable thresholds, Messrs. Norton, Heaton and John received awards based on the performance of their applicable business unit as well as awards based on their individual performance factor.

 Option Plan. Under the Company's 1985 Stock Option and Appreciation Plan, options to purchase common stock of the Company are granted on an annual basis to Executive

Officers at the fair market value of such common stock on the date of grant. Because the compensation element of options is dependent on increases in the market value of such common stock, stock options represent compensation that is tied to the Company's performance for up to 10 years (the period during which such options may be exercised).

 For 1994, the Committee set a range of the number of options that could be granted for each level of Executive Officer. The number of options within the applicable range granted to each Executive Officer was based on the Committee's subjective assessment of such Executive Officer's individual performance and other qualitative factors the Committee considered appropriate.

1994 COMPENSATION OF CHIEF EXECUTIVE OFFICER

 R. W. Van Sant has been Chairman, President and Chief Executive Officer of the Company since December 1991. Mr. Van Sant's initial base salary of $500,000 was established pursuant to the employment agreement discussed on pages 10-11 based upon the scope of his responsibilities for the Company and comparative group standards. The Committee believes that the terms of Mr. Van Sant's employment agreement are consistent with the compensation policies of the Committee. His salary, which was $535,000 for 1993, was kept at the same level for 1994, as was the case for other Executive Officers.

 Because the threshold goal for return on equity for the Company was not achieved in 1994, Mr. Van Sant's incentive award under the Lukens TIP for 1994 of $64,380 was based solely on the Committee's determination, using the same guidelines as for other Executive Officers, that he exceeded his individual performance goals. In addition, the Committee decided to grant Mr. Van Sant a special award of $40,000 for the same reasons as are discussed above for the other Executive Officers.

 Pursuant to his employment agreement, Mr. Van Sant was granted options totaling 330,000 that vest at a rate of 30,000 for each year of his continued employment with the Company. Mr. Van Sant is eligible for additional stock option grants in accordance with the Company's 1985 Stock Option and Appreciation Plan.

                                Executive Development and Compensation Committee

                                                      Stuart J. Northrop,
                                                      Chairman Ronald M. Gross
                                                      William H. Nelson, III
                                                      W. Paul Tippett

                               PERFORMANCE GRAPH

 The following graph illustrates a five year comparison at fiscal year-end from 1989 through 1994 of the yearly percentage change in the Company's cumulative total stockholder return on common stock, the S&P 500 Stock Index and the S&P Steel Index (the group of companies in the steel industry that are a part of the S&P 500 Stock Index in each year). These values assume an investment of $100 on January 1, 1990, and reinvestment of dividends. The companies included in the S&P Steel Index for fiscal year 1990 were Armco Inc., Bethlehem Steel Corp., Inland Steel Industries, Inc., Nucor Corp. and Worthington Industries Inc. For fiscal years 1991, 1992, 1993 and 1994, USX Corp.-U.S. Steel Group was also a member of the S&P Steel Index.



                               [GRAPH APPEARS HERE]



                       1989  1990   1991   1992   1993   1994
                       ---- ------ ------ ------ ------ ------
  LUKENS INC.        + $100 106.52 109.48 176.99 151.11 133.03
  S&P 500 INDEX      * $100  96.90 126.42 136.05 149.76 151.74
  S&P STEEL INDEX    # $100  84.15 103.41 135.29 178.02 173.14

                           PRINCIPAL HOLDERS OF STOCK

 The following table sets forth information provided to the Company by each person who is known by the Company to own beneficially more than 5% of any class of stock of the Company.

                                                    SHARES
                                       TITLE OF  BENEFICIALLY      PERCENT OF
NAME AND ADDRESS                        CLASS       OWNED           CLASS(1)
- ----------------                       --------- ------------      ----------
State Street Bank and Trust Company
 Boston, MA                            Preferred    510,652(2)(3)    100.0%
American Express Financial Advi-
sors Inc.  Minneapolis, MN                Common    866,600(4)         5.9%
The Equitable Companies Incorporated
 New York, NY                             Common    985,300(5)         6.7%
Hotchkis and Wiley
 Los Angeles, CA                          Common    768,000(6)         5.2%
Systematic Financial Management, Inc.
 Fort Lee, NJ                             Common  1,042,062(7)         7.1%

- ----------
(1) Rounded to the nearest one-tenth of one percent and based on the number of shares of the applicable class outstanding on March 1, 1995.
(2) Rounded to the nearest share.
(3) Held as trustee of the Lukens Inc. Employees Stock Ownership Trust under the Lukens Inc. Employees Capital Accumulation Plan, as to which State Street disclaims beneficial ownership. The trustee's duties include management of the trust and voting the preferred stock held in the trust. See pages 1-2. Each share of preferred stock is convertible into three shares of the Company's common stock. If all of the shares of preferred stock were converted, State Street would hold 1,531,956 shares of common stock as trustee. These shares, together with the 101,125 shares of common stock held in separate or commingled funds managed by State Street, would represent approximately 11.1% of the Company's common stock.
(4) American Express Financial Advisors is a subsidiary of American Express Company, which disclaims beneficial ownership as to these shares. American Express Financial Advisors has shared dispositive power with respect to such shares. Includes 800,000 shares beneficially owned by IDS Stock Fund, which has shared dispositive power and sole voting power with respect to such shares.
(5) Equitable Companies is a parent holding company, whose subsidiary Alliance Capital Management L.P. beneficially owns such shares, as to all of which it has sole dispositive power, as to 775,500 of which it has sole voting power and as to 22,000 of which it has shared voting power.
(6) Hotchkis and Wiley has sole voting power with respect to such shares.
(7) Systematic Financial has sole dispositive power with respect to all such shares and shared voting power with respect to 79,685 of such shares. Kenneth S. Hackel, the President and majority shareholder of both Systematic Financial and an affiliate, Cash Flow Investors, Inc., disclaims beneficial ownership as to the shares beneficially owned by Systematic Financial and as to 17,800 shares beneficially owned by Cash Flow Investors.

                             SECTION 16 COMPLIANCE

 Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the 1994 fiscal year, all Section 16(a) filing requirements applicable to its Directors, Executive Officers and 10% owners were met.

                         INDEPENDENT PUBLIC ACCOUNTANTS

 During the 1994 fiscal year Arthur Andersen LLP of Philadelphia, Pennsylvania, served as independent public accountants to the Company. They have been appointed as the Company's independent public accountants for the 1995 fiscal year by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to proper questions regarding the independent public accountants' responsibilities.

                                 OTHER MATTERS

 Management does not know of any matters other than those referred to in this Proxy Statement that may come before the Annual Meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying Proxy will have discretionary authority to vote all Proxies with respect to such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

 If a stockholder wishes to present a proposal at the 1996 Annual Meeting, the proposal must comply with the regulations of the Securities and Exchange Commission and must be received by the Vice President, General Counsel and Secretary of the Company at 50 South First Avenue, Coatesville, Pennsylvania 19320 no later than November 27, 1995, in order for it to be included in the Proxy Statement for such meeting.

                            EXPENSE OF SOLICITATION

 The cost of soliciting Proxies will be borne by the Company. Some of the officers and employees of the Company may solicit Proxies personally and by telephone. In addition, Corporate Investor Communications, Inc. will provide assistance in soliciting Proxies by mail, telephone, telegraph and personal interview at an expected cost of $4,000 plus expenses.

                                   FORM 10-K

 THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. (IF EXHIBITS ARE REQUESTED, A CHARGE OF 25 CENTS PER PAGE WILL BE MADE.) SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE COMPANY AT 50 SOUTH FIRST AVENUE, COATESVILLE, PENNSYLVANIA 19320, ATTENTION: VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY.

                                              By Order of the Board of Directors

                                              /s/ William D. Sprague

                                              WILLIAM D. SPRAGUE
                                              Vice President, General Counsel
                                              and Secretary

                                                                           PROXY
                                  LUKENS INC.

  The undersigned:

  (i) as a holder of record of Lukens Inc. common stock hereby appoints
T. Kevin Dunnigan, Nancy Huston Hansen and W. Paul Tippett the proxies of the undersigned (each with power to act alone and with power of substitution and with discretionary authority to cumulate on the vote for the election of Directors) to represent and vote, in the manner directed herein, the shares of stock of Lukens Inc. which the undersigned would be entitled to vote if personally present; or

  (ii) as a participant in the capital accumulation plan specified on the reverse side hereby instructs the trustee of such plan to vote all shares of common stock and/or preferred stock of Lukens Inc. which are credited to the undersigned's account in such plan in the manner directed herein (with discretionary authority to cumulate on the vote for the election of Directors)

at the Annual Meeting of Stockholders of Lukens Inc. to be held at the Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, on April 26, 1995, at 1:30 P.M., EDT, or at any adjournment thereof, and in the proxies' or the trustee's discretion, as applicable, upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith.

  The shares represented hereby will be voted in accordance with the specifications made on the reverse side or, IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED.
              ---

                (PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)

                                                          SEE REVERSE
                                                             SIDE

[X]  PLEASE MARK YOUR   -
     VOTES AS IN THIS
     EXAMPLE.                                                           -


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. MANAGEMENT RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED.


               FOR   WITHHELD
1. ELECTION OF [_]     [_]   NOMINEES: SANDRA L. HELTON, WILLIAM H.
   DIRECTORS                 NELSON, III AND STUART J. NORTHROP
For, except vote             To cumulate votes for any nominee(s), write the
withheld from the            name(s) and the amount allocated to such person(s)
following nominee(s):        in the space provided below:


- -------------------------   -------------------------




                                            ------------------------------------

                                            NOTE: Please sign exactly as name
                                            appears hereon. Joint owners should
                                            each sign. When signing as corporate
                                            officer, attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such.


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature, if held jointly


                                            DATE _______________________________